Exhibit 99.2

Pulmatrix Inc.

B-1

Pulmatrix Inc

Condensed Balance Sheets

(in thousands, except share and per share data)

	As of	As of
	March 31,	December 31,
	2015	2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,745	$451
Prepaid expenses and other current assets	358	380
Total current assets	3,103	831
Property and equipment, net	427	470
Long-term restricted cash	253	250
Total assets	$3,783	$1,551
Liabilities and Stockholders’ Deficit
Current liabilities:
Convertible notes payable to stockholders, net of discount of $1,446 and $18	$42,775	$39,703
Accounts payable	286	216
Accrued expenses	3,982	3,544
Derivative Liability	1,146	-
Total current liabilities	48,189	43,463
Preferred stock warrant liability	582	1,309
Total liabilities	48,771	44,772
Redeemable convertible preferred stock, $0.01 par value - authorized 202,297,265 shares at March 31, 2015 and December 31, 2014
Series B redeemable convertible preferred stock, $0.01 par value — 180,980,200 shares designated at March 31, 2015 and December 31, 2014; 41,788,790
shares issued and outstanding at March 31, 2015 and December 31, 2014,
(liquidation preference of $20,894 at March 31, 2015)	20,894	20,894
Seed Redeemable Convertible Preferred Stock, $0.01 par value — 1,219,508 shares designated, issued, and outstanding at March 31, 2015 and December 31, 2014,
(liquidation preference of $1,331 at March 31, 2015)	1,331	1,331
Series A-4 Redeemable Convertible Preferred Stock, $0.01 par value — 1,307,190 shares designated, issued, and outstandingat March 31, 2015 and December 31, 2014,
(liquidation preference of $4,000 at March 31, 2015)	4,000	4,000
Series B-1 Redeemable Convertible Preferred Stock, $0.01 par value — 18,687,554 shares designated, issued, and outstanding at March 31, 2015 and December 31, 2014,
(liquidation preference of $9,344 at March 31, 2015)	9,344	9,344
Junior Seed Convertible Preferred Stock, $0.01 par value — 410,000 shares designated, issued, and outstanding at March 31, 2015 and December 31, 2014, (liquidation
preference of $820 at March 31, 2015)	4	4
Stockholders’ Deficit:
Common stock, $0.01 par value — 233,500,000 shares authorized at March 31, 2015 and December 31, 2014; 3,184,309 shares and 3,182,209 shares issued and
outstanding at March 31, 2015 and December 31, 2014, respectively	31	31
Additional paid-in capital	23,147	23,111
Accumulated deficit	(103,739)	(101,936)
Total stockholders’ deficit	(80,561)	(78,794)
Total liabilities, redeemable convertible preferred stock and stockholders' deficit	$3,783	$1,551

The accompanying footnotes are an integral part of these financial statements.

B-2

PULMATRIX INC.

CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	For the Three Months Ended
	March 31,
	2015	2014

Revenues
Service revenues	$105	$8
Grant revenue	-	-
Total revenue	105	8

Operating expenses
Research and development	918	1,762
General and administrative	1,934	657
Total operating expenses	2,852	2,419
Loss from operations	(2,747)	(2,411)
Interest expense	(184)	(1,256)
Fair value adjustment on preferred stock warrant liability	727	152
Fair value adjustment on derivative liability	401	-
Other income, net	-	1
Net loss	$(1,803)	$(3,514)
Net Loss Attributable to Common Stockholders	$(1,803)	$(3,527)
Net loss per share attributable to common stockholders, basic and diluted	$(0.57)	$(1.12)
Shares used to compute basic and diluted net loss per share attributable to common stockholders	3,184,169	3,145,042

The accompanying footnotes are an integral part of these financial statements.

B-3

PULMATRIX INC

CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Three Months Ended
	March 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(1,803)	$(3,514)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	62	81
Stock-based compensation	34	91
Non-cash interest expense	184	1,256
Fair value adjustment on preferred stock warrant liability	(727)	(152)
Fair value adjustment on derivative liability	(401)	-
Loss on disposal of property and equipment	3	36
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	21	(285)
Accounts payable	70	26
Accrued expenses	411	191
Restricted cash	(3)	(2)
Net cash used in operating activities	(2,149)	(2,272)
Net cash used in investing activities:
Purchases of property and equipment	(22)	(99)
Net cash provided by financing activities:
Proceeds from issuance of convertible promissory notes and warrants	4,465	2,700

Net increase in cash and cash equivalents	2,294	329
Cash and cash equivalents — beginning of period	451	1,425
Cash and cash equivalents — end of period	$2,745	$1,754

Supplemental disclosures of noncash financing and investing activities:

Promissory note issuance proceeds allocated to preferred stock warrants	$-	$(149)
Promissory note issuance proceeds allocated to derivative liability	$(1,547)	$-

The accompanying footnotes are an integral part of these financial statements.

B-4

Pulmatrix Inc

Notes to Financial Statements

March 31, 2015 (unaudited)

(in thousands, except share and per share data)

1.	Basis of Presentation, Going Concern and Significant Accounting Policies.

The accompanying unaudited condensed financial statements of Pulmatrix Inc. (“Pulmatrix” or the “Company”) have been prepared on a going concern basis in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial reporting and as required by Regulation S-X, Rule 10-01. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (including those which are normal and recurring) considered necessary for a fair presentation of the interim financial information have been included. When preparing financial statements in conformity with GAAP, the Company must make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures at the date of the financial statements. Actual results could differ from those estimates. Additionally, operating results for the three months ended March 31, 2015 are not necessarily indicative of the results that may be expected for any other interim period or for the fiscal year ending December 31, 2015. For further information, refer to the financial statements and footnotes included in the Company’s annual financial statements for the fiscal year ended December 31, 2014, which are included in the Company’s joint proxy and consent solicitation statement/prospectus on Form S-4/A filed with the SEC on May 1, 2015.

At March 31, 2015, the Company had unrestricted cash and cash equivalents of $2,745, an accumulated deficit of $103,739 and negative working capital of $45,086. The Company expects to continue to generate losses from operations for the foreseeable future. To date, the Company has principally raised capital through debt and private placements of its redeemable convertible preferred stock (Notes 4 and 7). At March 31, 2015, the Company had debt obligations, including accrued interest, totaling $46,141, which is payable on demand by at least a majority of the note holders at any time following January 15, 2015 (Note 4). The Company will require significant additional funds to conduct research and development, conduct clinical trials, achieve regulatory approvals, and, subject to such approvals, commercially launch its products. The Company will seek to fund operations through debt and/or equity financings and through collaborative commercial agreements. There can be no assurances that the Company will be able to obtain the necessary funding to successfully develop and market its products or attain successful operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In the three months ended March 31, 2015, there were no changes to the Company’s significant accounting policies identified in the Company’s most recent annual financial statements for the fiscal year ended December 31, 2014.

2.	Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following:

	At March 31, 2015	At December 31, 2014
Prepaid insurance	$7	$36
Prepaid clinical trials	91	54
Prepaid other	155	97
Accounts receivable	105	193
Total	$358	$380

B-5

3.	Significant Agreements

Palladium Advisory Agreement

On February 8, 2015, the Company entered into an engagement agreement with Palladium Capital Advisors, LLC (“Palladium”), whereby Palladium agreed to (i) act as the non-exclusive placement agent for the Bridge Loan financing that occurred on February 26, 2015 (Note 4) and (ii) serve as the Company’s non-exclusive advisor in connection with a merger. As consideration for Palladium’s services under the engagement agreement, the Company paid Palladium 6% of the amount of the Bridge Loan financing, or approximately $315,000, and agreed to issue to Palladium 3,978,806 shares of the Company’s common stock upon the closing of a qualifying merger, which ultimately occurred on June 15, 2015, as further discussed below.

Agreement and Plan of Merger

On March 13, 2015, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ruthigen, Inc. (“Ruthigen”), a publicly held biopharmaceutical company focused on the discovery, development and commercialization of pharmaceutical-grade hypochlorous acid, or HOCI, based therapeutics designed to prevent and treat infection in invasive applications, and Ruthigen Merger Corp., a wholly owned subsidiary of Ruthigen (“Merger Sub”). The Merger Agreement provided for the merger of the Company with and into Merger Sub, with the Company continuing after the Merger as a wholly owned subsidiary of Ruthigen (the “Merger”). On June 15, 2015, the Company completed the Merger pursuant to the terms of the Merger Agreement, and became a wholly owned subsidiary of Ruthigen (Note 11).

Long-Acting Muscarinic Agent (LAMA) Collaboration Agreement

On March 24 2015, the Company entered into the long-acting muscarinic agent (LAMA) collaboration agreement (the “Mylan Agreement”) with Mylan. The focus of the Mylan Agreement is to continue the evaluation of the LAMA project (the “Product”) for the further development and manufacture as well as the commercialization and marketing of the Product by Mylan in territories outside the United States.

Under terms of the Mylan Agreement, the Company will conduct certain clinical trials related to the Product and will be eligible to receive reimbursement of up to $1,500 for third-party out-of-pocket expenses directly related to trial expenses. As consideration for the funding received, the Company will grant to Mylan an option for the exclusive right to develop, manufacture, commercialize and market any resulting products outside the United States for 180 days following the delivery of a clinical studies report, in exchange for a tiered share of gross profit of up to 20% of such pharmaceutical company’s sales. Additionally revenue recognized by the Company under the Mylan Agreement during the three and months ended June 30, 2015 totaled $170.

4.	Notes Payable

As of December 31, 2014, the Company had outstanding unsecured convertible promissory notes payable to certain existing stockholders with aggregate principal values totaling $29,088, including promissory notes with aggregate principal values totaling $2,658 for which, upon settlement of the notes, the note holders will receive five times the stated principal value of the notes, five times the shares into which the rest of the notes would be convertible, or five times the value in new equity shares upon an automatic conversion in a qualified financing (the “5X Notes”). The Notes have a stated annual interest rate of 6%, and the outstanding principal balance of all of the Notes, including the effective principal value of the 5X Notes, and accrued interest are payable on demand by at least a majority of the holders of the Notes, at any time following January 15, 2015, the maturity date, as amended in October 2014, or upon an event of default, as defined within the agreement, at the request of note holders representing at least a majority of the aggregate principal amount then outstanding under all the Notes. These unsecured convertible promissory notes were issued on various dates during the years ended December 31, 2011, 2012, 2013, and 2014 and are hereinafter referred to as the “Notes.”

B-6

The Notes have an optional conversion feature where in the event that a qualified financing has not occurred prior to January 15, 2015, or a liquidation event, as defined, a majority of the note holders may elect to put the Notes back to the Company for their effective principal amounts, including the five times stated principal amount for the 5X Notes, plus accrued but unpaid interest or to convert all, but not less than all, of the unpaid principal amount of the Notes, plus accrued but unpaid interest through the date of such conversion, into shares of the Company’s Series B Preferred Stock at $0.50 per share. No such qualified financing occurred prior to January 15, 2015 and as such, the note holders are entitled to put the Notes back to the Company or convert all of the unpaid principal plus interest at any time. As of March 31, 2015, no such election had been made by the note holders. The put option is cancellable upon completion of the Merger.

On March 13, 2015, pursuant to the Merger Agreement, and as a condition to closing the merger, the Company entered into a Note Conversion and Warrant Termination Agreement with the holders of the outstanding Notes, including the 5X Notes. Under the terms of the Note Conversion and Warrant termination Agreement, concurrent with the completion of the Merger, the outstanding Notes, including the 5X Notes plus accrued and unpaid interest will be automatically converted into shares of the Company’s common stock and all of the Company’s outstanding warrants to purchase shares of preferred stock will be terminated. The shares issued in connection with the Note Conversion and Warrant Termination Agreement will be exchanged for merger consideration upon the closing of the Merger.

In connection with entering into the Merger Agreement (Note 3), the Company and the investors agreed that the Notes would cease to accrue interest as of December 31, 2014. The Company determined that the amendment to cease accrual of interest represented a modification to the Notes. The modification did not give rise to any adjustments to the classification or carrying amounts related to the Notes.

Promissory Note

On January 21, 2015, Barry Honig provided the Company with a bridge loan of $350,000 evidenced by a promissory note. On February 19, 2015, the Company repaid Mr. Honig in full for the promissory note.

2015 Bridge Notes

In February 2015, the Company issued and sold convertible promissory notes (the “2015 Bridge Notes”), totaling $4,500, of which none was issued to existing investors. The 2015 Bridge Notes have a stated interest rate of 5% per annum, which would reset to 15% upon an event of default, as defined in the agreement, and become due and payable on February 26, 2016. Upon the completion of the Merger, subject to certain limitations the unpaid principal amount of the 2015 Bridge Notes, plus accrued but unpaid interest through the date of such transaction, shall automatically convert into shares of common stock of Ruthigen equal to the principal and unpaid accrued interest dollar value divided by $2.75. Upon an event of default, including a change of control other than as defined in the Merger Agreement, at any time or if the Merger has not occurred by February 26, 2016, at the request of note holders representing at least a majority of the aggregate principal amount then outstanding under the 2015 Bridge Notes, the unpaid principal amount of the 2015 Bridge Notes, plus unpaid accrued interest, plus an amount equal to 25% of the outstanding principal balance shall become due and payable immediately (a put option). Additionally, the 2015 Bridge Notes contain reporting and financial covenants with which the Company was compliant as of March 31, 2015.

The provisions requiring the embedded interest rate reset upon an event of default, automatic conversion of the convertible promissory notes upon the Merger and the put option upon an event of default or failure to execute the Merger each represent an embedded derivative instrument requiring bifurcation from the notes. The embedded derivatives were bundled and valued as one compound derivative in accordance with the applicable accounting guidance for derivatives and hedging. The fair value of the compound derivative at issuance of $1,547 was recorded as a derivative liability and was subtracted from the original carrying amount of the 2015 Bridge Notes resulting in a discount to the debt. The derivative liability is remeasured at fair value at each reporting date, with changes in fair value being recorded as other income (expense) in the statements of operations (Note 9). The net debt discounts resulting from the embedded compound derivative and lender fees is being amortized as interest expense from the date of issuance through the maturity date using the effective interest method.

B-7

The carrying amount of the Company’s Notes, including the 5X conversion liability, and the 2015 Bridge Notes as of March 31, 2015 and December 31, 2014 was as follows:

	At March 31, 2015	At December 31, 2014
Outstanding principal	$33,588	$29,088
5X conversion liability	10,633	10,633
Debt discount	(1,446)	(18)
Carrying amount	$42,775	$39,703

Debt discount activity during the three months ended March 31, 2015 was as follows:

Debt Discount
Balance at December 31, 2014	$18
Discount on notes issued during the period	1,583
Amortization of debt discount	(155)
Balance at March 31, 2015	$1,446

The Company recognized interest expense of $155 and $820 during the three months ended March 31, 2015 and 2014, respectively, related to the accretion of the debt discount.

5. Accrued Expenses and Other Current Liabilities

Accrued expenses consisted of the following:

	At March 31, 2015	At December 31, 2014
Accrued vacation	$60	$31
Accrued wages and termination	16	60
Accrued interest payable	3,366	3,338
Accrued clinical & consulting	27	16
Accrued legal & patent	381	44
Accrued other expenses	132	55
Total accrued expenses	$3,982	$3,544

6.	Preferred Stock Warrants

Preferred Stock Warrants Issued with Notes Payable to Stockholders

The Company issued warrants to purchase preferred stock in connection with the issuance of Notes to stockholders (Note 4). The number and type of shares issuable upon exercise of the warrants is variable based on the following: (a) upon the completion of a qualified financing, the warrants are exercisable into a number of qualified financing shares determined by multiplying 0.25 by the quotient obtained by dividing the original principal amount of the Notes by the issuance price in the qualified financing or, (b) upon the completion of an optional conversion of the Notes into shares of Series B Preferred stock by the note holders, the warrants are exercisable into a number of shares of Series B Preferred stock determined by multiplying 0.25 by the quotient obtained by dividing the original principal amount of the Notes by $0.50 (subject to any adjustments for any stock splits, combinations, reclassifications, and the like). If the warrant becomes exercisable into a number of qualified financing shares, the exercise price per share is the per share issuance price of the qualified financing shares. If the warrant becomes exercisable into shares of Series B Preferred stock, the exercise price is $0.50 per share.

The preferred stock warrants are exercisable at any time on or after the earlier of a qualified financing or an optional conversion of the Notes and expire 10 years from the date of issuance.

B-8

As of March 31, 2015 and December 31, 2014, the Company had outstanding warrants to purchase preferred stock in connection with the issuance of Notes to stockholders (Note 4). As described more fully in Note 4, on March 13, 2015, the Company entered into a Note Conversion and Warrant Termination Agreement with the holders of the outstanding Notes, under the terms of which all of the Company’s outstanding warrants to purchase shares of preferred stock will be terminated upon completion of the Merger with Ruthigen.

A summary of the preferred stock warrants issued and their estimated fair values is as follows:

			Number	Estimated Fair Value
		Exercise	of Series	Issuance	March 31,	December 31,
Issue Date	Expiration Date	Price	B Shares	Date	2015	2014
August 2, 2011	August 2, 2021	$0.50	1,925,810	$300	$77	$173
December 16, 2011	December 16, 2021	0.50	1,713,859	267	69	154
January 3, 2012	January 3, 2022	0.50	211,949	33	8	19
May 9, 2012	May 9, 2022	0.50	1,540,648	240	62	139
October 17, 2012	October 17, 2022	0.50	1,152,104	165	46	104
February 7, 2013	February 7, 2023	0.50	1,344,121	263	54	121
May 15, 2013	May 15, 2023	0.50	1,344,121	245	54	121
October 11-17, 2013	October 11-17, 2023	0.50	1,575,007	222	63	142
January 31, 2014	January 31, 2024	0.50	1,036,894	114	41	71
February 11, 2014	February 11, 2024	0.50	313,106	35	-	22
May 22, 2014	May 22, 2024	0.50	902,483	72	36	81
June 3, 2014	June 3, 2024	0.50	272,519	22	11	25
August 12, 2014	August 12, 2024	0.50	724,735	64	29	65
October 28, 2014	October 28, 2024	0.50	800,000	80	32	72
Total					$582	$1,309

A rollforward of the preferred stock warrants is as follows:

	Number of Shares of Series B Preferred Stock	Estimated Fair Value

Balance - December 31, 2014	14,544,253	$1,309
Decrease in fair value of warrants	-	(727)
Balance - March 31, 2015	14,544,253	$582

Aggregate change in the fair value of the warrants

For the three months ended March 31, 2015 and 2014, the Company recorded other income of $727 and $152, respectively, related to the change in the fair value of the warrants classified as liabilities.

B-9

7.	Redeemable Convertible Preferred Stock and Common Stock

Redeemable Convertible Preferred Stock consisted of the following at March 31, 2015 and December 31, 2014:

	Shares
	Preferred Stock Authorized	Issued and Outstanding	Liquidation Preference	Carrying Value	Common Stock Issuable upon Conversion
Series B	180,980,200	41,788,790	$20,894	$20,894	41,788,790
Seed	1,219,508	1,219,508	1,331	1,331	1,219,508
Series A-4	1,307,190	1,307,190	4,000	4,000	8,000,002
Series B-1	18,687,554	18,687,554	9,344	9,344	18,687,554
Junior Seed	410,000	410,000	820	4	410,000
	202,604,452	63,413,042	$36,389	$35,573	70,105,854

On March 13, 2015, pursuant to the Merger Agreement, and as a condition to closing the Merger, the Company entered into a Preferred Stock Conversion Agreement, under the terms of which, concurrent with the completion of the Merger, each series of the Company’s preferred stock will be automatically converted into shares of the Company’s common stock. The shares issued in connection with the Preferred Stock Conversion Agreement will be exchanged for Merger consideration upon the closing of the Merger.

Pulmatrix Private Placement

On March 13, 2015, the Company entered into a securities purchase agreement (the “Pulmatrix Private Placement SPA”) whereby the Company agreed to sell, in a private placement to certain existing investors of the Company, 24,538,999 units consisting of (i) one (1) share of the Company’s common stock and (ii) a warrant representing the right to purchase 2.193140519 shares of the Company’s common stock at an exercise price of $0.448266 per share, for aggregate gross proceeds of $10 million. Upon completion of the Merger, the shares of the Company’s common stock issued in this private placement will be exchanged for 3,363,634 shares of Ruthigen common stock.

Immediately prior to the completion of the Merger on June 15, 2015, the Company issued the units. At the effective time of the Merger, the shares underlying the units were exchanged for 3,636,364 shares of Ruthigen common stock, as described above (Note 11).

8.	Stock-Based Compensation

The following table summarizes stock option activity for the three months ended March 31, 2015:

			Weighted-
			Average
		Weighted-	Remaining
		Average	Contractual
	Number of	Exercise	Term
	Options	Price	(Years)
Outstanding - December 31, 2014	12,362,680	$0.12	6.74
Granted	96,500
Exercised	(2,100)
Forfeited or expired	(24,062)
Outstanding - March 31, 2015	12,433,018	$0.12	6.52
Exercisable - March 31, 2015	10,454,855	$0.12	6.28
Vested or expected to vest - March 31, 2015	11,882,808	$0.12	6.45

The weighted-average grant-date fair values of stock options granted during the three months ended March 31, 2015 was $0.09 per share.

B-10

During the three months ended March 31, 2015, the Company received cash of $0.3 from the exercise of options. The intrinsic value of options exercised during the three months ended March 31, 2015 was $0. As of March 31, 2015 there was $129 of unrecognized stock-based compensation expense related to unvested stock options granted under the Company’s stock award plans. This expense is expected to be recognized over a weighted-average period of approximately 1.33 years.

The following table presents the stock-based compensation expense related to option awards for the three months ended March 31:

	Three Months Ended March 31,
	2015	2014
Research and development	$31	$65
General and administrative	3	26
Total stock based compensation expense	$34	$91

The estimated fair values of employee stock options granted during the three months ended March 31, 2015 and 2014, were determined on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

	Three Months Ended March 31,
	2015	2014
Expected option life (years)	6.22	5.96
Risk-free interest rate	1.79%	1.54%
Expected volatility	132%	133%
Expected dividend yield	0%	0%

9.	Fair Value Measurements

Information about the liabilities measured at fair value on a recurring basis as of March 31, 2015 and December 31, 2014, and the input categories associated with those liabilities is as follows:

	March 31, 2015
	Fair Value Measurements Using
	Level 1	Level 2	Level 3	Total
Liabilities
Preferred stock warrants	$-	$-	$582	$582
Embedded compound derivative	-	-	1,146	1,146
	$-	$-	$1,728	$1,728

	December 31, 2014
	Fair Value Measurements Using
	Level 1	Level 2	Level 3	Total
Liabilities
Preferred stock warrants	$-	$-	$1,309	$1,309

Preferred Stock Warrants

The fair values of the preferred stock warrants were determined using the Hybrid Model consists of the GPC, a market approach to estimate the enterprise value of the Company, and the OPM to allocate the enterprise value to each security.

B-11

The GPC analysis is based upon the premise that indications of value for a given entity can be estimated based upon the observed valuation multiples of comparable public companies, the equity of which is freely-traded by investors in the public securities markets.

Under the OPM, shares are valued by creating a series of call options with exercise prices based on the liquidation preferences and conversion terms of each equity class and use inputs such as equity value, time to liquidity, volatility, risk-free rate, dividend yield and strike price. The warrants and underlying convertible redeemable preferred stock were subsequently valued using a back-solve method within the OPM framework to arrive at a concluded fair value of the common stock of the Company. The back-solve method is used when a recent financing has taken place which establishes a reference value for one or more classes of stockholders.

The issue and sale of the Notes, which took place in the three months ended March 31, 2015, was used as the basis for the valuation during the three months ended March 31, 2015. The equity value is allocated to the various share classes based upon their respective claims on a series of call options with strike prices at various value levels depending upon the rights and preferences of each class. The exercise price and number of shares for the warrants were determined and the value calculated within the allocation model. The allocation factor was applied to the fair value of the warrants to determine fair value of such warrants at March 31, 2015.

The following table provides quantitative information about the fair value measurements, including the range of assumptions for the significant unobservable inputs used in the hybrid method valuations of the warrant liability and “with and without” method used for the embedded compound derivative:

	At March 31, 2015	At December 31, 2014
Time to liquidity event	0.75 years	0.50 years
Risk-free interest rate	0.20%	0.12%
Volatility	50%	60%
Minority discount	n/a**	10%
Discount for lack of marketability	10%	23%

**	The valuation performed as of March 31, 2015 contemplated the pending Merger transaction, which yielded an enterprise value on a minority basis. Accordingly, use of a minority discount was not necessary.

The preferred stock warrant liability will increase or decrease each period based on fluctuations in the fair values of the underlying securities. Significant increases (decreases) in the significant unobservable inputs used in the fair value measurement of the warrant liability in isolation would result in significantly higher (lower) fair value measurements.

Embedded Compound Derivative

The 2015 Bridge Notes contained an embedded interest rate reset upon an event of default, automatic conversion of the convertible promissory notes upon a Merger or combination with Ruthigen and a put option upon an event of default or the failure to execute a Merger or combination with Ruthigen, each of which represent an embedded derivative instrument requiring bifurcation from the 2015 Bridge Notes. The embedded derivatives were bundled and valued as one compound derivative in accordance with the applicable accounting guidance for derivatives and hedging. The proceeds from the issuance of the 2015 Bridge Notes were allocated first to the fair value of the derivative liability of $1,547 and the remaining proceeds were allocated to the notes, which resulted in a discount to the face value of the debt. The put option is a derivative instrument that is reported as a derivative liability and is adjusted to fair value at each reporting date. The fair value of the derivative instruments is based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy. The Company used an income approach to estimate the fair value of the derivative liability and estimated the probability of various events occurring and then estimates the present value of the amount the holders would receive upon the events.

B-12

The significant assumptions used in the model were the probability of the following scenarios occurring:

	At Issuance Date	At March 31, 2015
Probability of merger occuring	50%	67%
Probability of Merger not occurring	40%	26%
Probability of 2015 Notes reaching maturity	10%	7%

A rollforward of the preferred stock warrant liability and derivative liability categorized with Level 3 inputs is as follows:

	Preferred Stock Warrants	Derivative Instruments
Balance - December 31, 2014	$1,309	$-
Fair value at issuance date	-	1,547
Decrease in fair value	(727)	(401)
Balance - March 31, 2015	$582	$1,146

Gains and/or losses arising from changes in the estimated fair value of the warrants and embedded compound derivative were recorded within other income, net, on the statement of operations.

10.	Net Loss Per Share

The Company computes basic and diluted net loss per share using a methodology that gives effect to the impact of outstanding participating securities (the “two-class method”). As the three months ended March 31, 2015 and 2014 resulted in net losses attributable to common shareholders, there is no income allocation required under the two-class method or dilution attributed to weighted average shares outstanding in the calculation of diluted net loss per share.

The following table sets forth the computation of basic and diluted net loss per share attributable to common stockholders:

	Three Months Ended
	March 31,
	2015	2014
Numerator:
Net loss	$(1,803)	$(3,514)
Accretion of redeemable preferred stock	-	(13)
Net loss attributable to common stockholders	$(1,803)	$(3,527)
Denominator:
Weighted average common shares outstanding - basic and diluted	3,184,169	3,145,042
Net loss per share attributable to common stockholders - basic and diluted	$(0.57)	$(1.12)

The following potentially dilutive securities outstanding prior to the use of the treasury stock method have been excluded from the computation of diluted weighted-average shares outstanding, as they would be anti-dilutive.

	Three Months Ended
	March 31,
	2015	2014
Convertible preferred stock	70,105,854	88,905,854
Convertible notes, warrants and accrued interest	100,959,114	83,977,305
Options to purchase common stock	12,433,018	20,023,283

In addition to the potentially dilutive securities noted above, as of March 31, 2015 and December 31, 2014 the Company had outstanding warrants to purchase redeemable convertible preferred stock, for which the series of stock and number of shares are variable pending the outcome of a future financing event (see Note 6). Because the necessary conditions for determining the number of underlying shares had not been satisfied during the respective periods ended, the Company has excluded these warrants from the table above.

B-13

11.	Subsequent Events

The Company has completed an evaluation of all subsequent events through the date of issuance. The Company concluded that no subsequent event has occurred that requires disclosure, except as noted below:

Unless the context otherwise requires, all references in this Note 11 to shares of common stock of Ruthigen (“Ruthigen Common Stock”) and per share amounts of Ruthigen Common Stock give effect to the 1-for-2.5 reverse stock split (the “Reverse Stock Split”) that Ruthigen effected immediately following the effective time of the Merger (the “Effective Time”).

Completion of Merger with Ruthigen, Inc.

On June 15, 2015, the Company completed the Merger pursuant to the terms of the Merger Agreement, and became a wholly owned subsidiary of Ruthigen.  Pursuant to the Merger Agreement, each outstanding share of Pulmatrix common stock was exchanged for 0.148187124066461 pre-Reverse Stock Split shares of Ruthigen common stock (the “Exchange Ratio”).

Immediately prior to the Effective Time, the Company changed its name to “Pulmatrix Operating Company, Inc.”, and Ruthigen changed its name to “Pulmatrix, Inc.” At the Effective Time, the Company terminated the Company’s 2013 Employee, Director and Consultant Equity Incentive Plan (the “2013 Plan,” and collectively with the Company’s 2003 Employee, Director, and Consultant Stock Plan, the “Plans”), as to all future awards.

As a result of the Merger, all Company stock options granted under the Plans (whether or not then exercisable) that were outstanding prior to the Effective Time converted into options to purchase Ruthigen Common Stock at the same ratio as described below. Immediately prior to the Effective Time, the outstanding shares of convertible preferred stock of the Company converted into an aggregate of 70,105,854 shares of Pulmatrix common stock, which shares were exchanged in the Merger for an aggregate of 4,155,539 shares of Ruthigen Common Stock, and the outstanding Notes, including the 5X Notes, and accrued and unpaid interest of Pulmatrix converted into an aggregate of 86,118,402 shares of Pulmatrix common stock, which shares were exchanged in the Merger for an aggregate of 5,104,655 shares of Ruthigen common stock. All outstanding Pulmatrix preferred stock warrants were cancelled immediately prior to the Effective Time. In addition, immediately following the Effective Time, Ruthigen issued 664,559 shares of Ruthigen Common Stock in exchange for $4,500 aggregate principal amount of the Company’s notes assumed by Ruthigen in the Merger.

All Pulmatrix stock options granted under the Pulmatrix stock option plans (whether or not then exercisable) that were outstanding at the Effective Time converted into options to purchase Ruthigen Common Stock. After the Effective Time, all outstanding and unexercised Pulmatrix stock options assumed by Ruthigen may be exercised solely for shares of Ruthigen Common Stock. The number of shares of Ruthigen Common Stock subject to each Pulmatrix stock option assumed by Ruthigen was determined by multiplying (a) the number of shares of Pulmatrix common stock that were subject to such Pulmatrix stock option, as in effect immediately prior to the Effective Time, by (b) the Exchange Ratio, and rounding the resulting number down to the nearest whole number of shares of Ruthigen Common Stock. The per share exercise price for the Ruthigen Common Stock issuable upon exercise of each Pulmatrix stock option assumed by Ruthigen was determined by dividing (a) the per share exercise price of Pulmatrix common stock subject to such Pulmatrix stock option, as in effect immediately prior to the Effective Time, by (b) the Exchange Ratio and rounding the resulting exercise price up to the nearest whole cent.

As a result of the Merger, the vesting of 67,732 restricted stock units (post-Reverse Stock Split) and 24,400 options (post-Reverse Stock Split) granted prior to the Merger by Ruthigen under the Ruthigen 2013 Employee, Director and Consultant Equity Incentive Plan was accelerated. The acceleration clause was included as part of the original terms of the equity awards.

B-14

The Merger has been accounted for as a reverse acquisition under the acquisition method of accounting with Pulmatrix treated as the accounting acquirer and Ruthigen treated as the acquired company for financial reporting purposes. Pulmatrix was determined to be the accounting acquirer based upon the terms of the Merger and other factors, such as relative voting rights and the composition of the combined company’s board of directors and senior management. Accordingly, the Ruthigen tangible and identifiable intangible assets acquired and liabilities assumed were recorded at fair value as of the date of acquisition, with the excess consideration transferred recorded as goodwill.

The acquisition-date fair value of the consideration transferred is as follows: [NTD: Please change “Company Common Stock” to “Ruthigen Common Stock” in the table below in two places. Please also revise share amounts in the table below to reflect the Reverse Stock Split if permitted under accounting rules.]

Number of shares of Company Common Stock owned by Ruthigen stockholders (1)	2,404,835
Multiplied by the price per share of Company Common Stock (2)	$12.65
Total consideration transferred	$30,421

(1)	The stock transferred in the table above is calculated as the sum of a) 1,921,716 shares of Ruthigen Common Stock outstanding as of at the time of the Merger, b) 379,387 shares of Ruthigen Common Stock issued immediately following the closing of the Merger in a private placement, c) 36,000 shares of Ruthigen Common Stock issued to certain employees, pursuant to the terms of the Merger Agreement and d) 67,732 shares of Ruthigen Common Stock issued pursuant to restricted stock units that became fully vested upon completion of the Merger.

(2)	The shares outstanding are multiplied by the closing trading price of Ruthigen Common Stock as of the Merger date.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

June 15, 2015
Cash and cash equivalents	$9,671
In-process research and development	7,534
Goodwill	15,942
Property and equipment	156
Prepaid and other current assets	140
Total assets acquired	33,443
Accrued expenses and other current liabilities	(63)
Deferred tax liability	(2,959)
Total liabilities assumed	(3,022)
Total net assets acquired	$30,421

The purchase price allocation has been prepared on a preliminary basis and is subject to change as additional information becomes available concerning the fair value and tax basis of the assets acquired and the liabilities assumed. Any adjustments to the purchase price allocation will be made as soon as practicable but no later than one year from June 15, 2015, the acquisition date.

For acquired working capital accounts such as prepaid expenses and other current assets, property and equipment, accounts payable and certain accrued expenses, the Company determined that no fair value adjustments were required due to the short timeframe until settlement for these assets and liabilities.

The acquired IPR&D consisted of RUT58-60, a proprietary formulation of HOC1 and Ruthigen’s lead drug candidate, which was designed to prevent and treat infection in invasive applications. RUT58-60 was developed in collaboration with Ruthigen’s former parent, Oculus Innovative Sciences, Inc. (“Oculus”), under a license agreement. Concurrent with entering into the Merger Agreement, Pulmatrix, Ruthigen and Oculus entered into a side letter agreement that clarified certain rights and obligations of each party following the closing date of the Merger with respect to certain agreements previously executed between Ruthigen and Oculus, including the license agreement. Under the terms of the side letter agreement, the Company’s obligation to develop and commercialize RUT58-60 was waived for one year following the Merger closing date. Also under the terms of the agreement, Ruthigen may sell its rights to develop RUT58-60 if it receives a minimum of at least $1,000 therefor, and Oculus has a right of first refusal with respect to any offers to purchase RUT58-60, such that Oculus could elect to purchase RUT58-60 for identical terms negotiated with a prospective buyer. In the event that Ruthigen sells its rights to develop RUT58-60 for an amount in excess of $10,000, Ruthigen must pay 10% of the gross consideration received to Oculus. If, at the end of the one year waiver period, the Company has not been successful in finding a buyer for RUT58-60, Oculus will have the right to cancel the license agreement and reclaim all rights to RUT58-60.

B-15

The fair value of the IPR&D was determined using a discounted cash flow analysis of the expected cash flows to be generated by the IPR&D over its remaining life, net of returns on contributory assets including working capital and real and personal property assets. A discount rate of 26.6% was used in the analysis. The resulting present value of the cash flows was combined with the estimated present value of the amortization tax benefit that a purchaser of the asset could be expected to receive to arrive at the estimated fair value of the IPR&D. The Company believes the assumptions used are consistent and representative of those a market participant would use in estimating the fair value of the IPR&D. The Company will not begin amortizing the IPR&D asset until the research and development is complete and the asset is reclassified to a finite-lived amortizing asset.

Goodwill is calculated as the difference between the acquisition-date fair value of the consideration transferred and the fair values of the assets acquired and liabilities assumed. The goodwill is not expected to be deductible for income tax purposes. Goodwill is recorded as an indefinite-lived asset and is not amortized but tested for impairment on an annual basis or when indications of impairment exist.

The deferred tax liability of $2,959 relates to the temporary difference associated with the $7,534 value of the IPR&D asset, which is not deductible for tax purposes. The deferred tax liability was recorded based on a 39.28% effective tax rate.

The operating results of Ruthigen for the period from June 16, 2015 to June 30, 2015, including an operating loss of $1,265, have been included in the Company’s condensed consolidated financial statements as of and for the three and six months ended June 30, 2015.

The Company incurred a total of $6,863 in transaction costs in connection with the Merger, excluding Ruthigen transaction costs, which were included in selling, general and administrative expense within its consolidated statements of income for the six months ended June 30, 2015.  The following supplemental unaudited pro forma information presents the Company’s financial results as if the acquisition of Ruthigen had occurred on January 1, 2014:

	Six months ended June 30,
	2015	2014

Total revenues, net	$275	$8
Net loss	$(10,890)	$(16,351)

The above unaudited pro forma information was determined based on the historical GAAP results of the Company and Ruthigen. The unaudited pro forma consolidated results are not necessarily indicative of what the Company’s consolidated results of operations actually would have been if the acquisition was completed on January 1, 2014. The unaudited pro forma consolidated net loss includes pro forma adjustments primarily relating to the following non-recurring items directly attributable to the business combination:

(1)	Elimination of $9,956of transaction costs for both the Company and Ruthigen from the six months ended June 30, 2015, and inclusion of these transaction costs in the six months ended June 30, 2014;

(2)	Elimination of $901 of stock-based compensation expense related to the acceleration of vesting of previously unvested Ruthigen awards in connection with the Merger from the six months ended June 30, 2015, and inclusion of this charge in the six months ended June 30, 2014;

(3)	Elimination of $995 of expense related to severance agreements from the six months ended June 30, 2015, and inclusion of this charge in the six months ended June 30, 2014; and

(4)	Elimination of $1,309 of other income and $2,291 of other expense related to the change in the fair values of liability-classified warrants and derivative instruments from the six months ended June 30, 2015, respectively, and $1,275 of other income related to the change in the fair value of liability classified warrants from the six months ended June 30, 2014, as the Company’s outstanding preferred stock warrants and derivative instruments were extinguished in connection with the completion of the Merger.

B-16

(5)	Elimination of $1,170 loss on conversion of convertible notes from the sic months ended June 30, 2015, and inclusion of this loss in the six months ended June 30, 2014, as the Company’s 2015 Bridge Notes were automatically converted to equity upon completion of the Merger; and

(6)	Elimination of $477 and 6,868 of interest expense related to our convertible notes, including the 2015 bridge Notes, from the six months ended June 30, 2015 and 2014, respectively, as all of the Company’s outstanding convertible notes were automatically converted to equity upon completion of the Merger.

Conversion of Convertible Notes, Including 5X Notes, and Cancellation of Warrants

As described more fully in Notes 4 and 6, the Company had outstanding convertible Notes, including the 5X Notes, with an aggregate principal amount of $29,088 that were convertible into 86,118,402 shares of Series B preferred stock, and outstanding warrants to purchase 14,857,356 shares of Series B preferred stock. As a condition to the closing of the Merger, the Company and the holders of the Notes, including the 5X Notes, and the related warrants were required to convert the Notes into Pulmatrix common stock and terminate the warrants on or prior to the closing date of the Merger. On March 13, 2015, in connection with the execution of the Merger Agreement, the Company entered into the Note Conversion and Warrant Termination Agreement. Under the terms of this agreement, the holders of the Notes and warrants agreed to accept the consideration that they would receive in connection with the Merger as full and fair consideration for the conversion of the Notes and termination of the warrants. Also under the terms of this agreement, immediately prior to the Effective Time, the Notes would be converted into 86,118,402 shares of the Company’s common stock and at the same time, without any action on the part of the Company or the holders of the warrants, the warrants would be terminated and cancelled in full. On June 15, 2015, immediately prior to the Effective Time, the outstanding Notes, including the 5X Notes, were converted as described above, and the warrants were cancelled.

Exchange of 2015 Bridge Notes

At the Effective Time, the Company’s obligations under the 2015 Bridge Notes were assumed by Ruthigen, and immediately after the Effective Time, the 2015 Bridge Notes, including accrued and unpaid interest, were exchanged for an aggregate of approximately 664,559 shares of Ruthigen Common Stock. Following the exchange, the obligations of the Company and Ruthigen to repay the 2015 Bridge Notes were satisfied. As a result of the exchange of the 2015 Bridge Notes, the related embedded derivatives were extinguished. Immediately prior to the exchange, the Company recorded a loss of $2,692 for the increase in the estimated fair value of the derivatives since March 31, 2015. The Company recorded a loss upon the conversion of the 2015 Bridge Notes, including the extinguishment of the embedded compound derivative, of $1,170, equal to the difference between the fair value of the shares issued and the sum of the carrying amount of the 2015 Bridge Notes, including accrued and unpaid interest, and the carrying amount of the embedded derivatives.

Private Placement

Immediately prior to the Effective Time, pursuant to a securities purchase agreement between the Company and certain existing investors of the Company dated March 13, 2015, the Company sold such investors 24,538,999 units, with each unit consisting of (i) one share of the Company’s common stock and (ii) a warrant representing the right to purchase 2.193140519 shares of the Company’s common stock at an exercise price of $0.448266 per share, for aggregate gross proceeds of $10,000 (the “Private Placement”). At the Effective Time, the Company’s common stock underlying the units was exchanged for an aggregate of approximately 1,454,553 shares of Ruthigen Common Stock, and the warrants underlying the units were converted into warrants to purchase an aggregate of approximately 3,190,030 shares of Ruthigen Common Stock at an exercise price of approximately $7.563 per share.

Each warrant issued in the Private Placement has a five-year term and becomes exercisable at the earliest to occur of the date that (i) the combined company enters into a strategic license agreement with a third party related to any of the combined company’s products whereby the combined company is guaranteed to receive consideration having a value of at least $20,000, (ii) the combined company consummates a public or private offering of common stock or securities convertible into common stock that results in aggregate gross proceeds of at least $20,000 and the per share value of such consideration is equal to at least $10.00 per share, subject to certain adjustments, (iii) for a period of sixty consecutive trading days, the volume weighted average price per share of common stock exceeds $12.50, subject to certain adjustments, and the average daily trading volume on such trading market exceeds 40,000 shares per trading day, subject to certain adjustments, or (iv) a change of control transaction occurs. The number of shares of common stock underlying each warrant and the exercise price per share are subject to adjustment in the case of standard dilutive events.

B-17

Each warrant provides that, following the date it initially becomes exercisable, if (i) the volume weighted average price of common stock exceeds one hundred fifty percent (150%) of the exercise price of the warrant for thirty (30) consecutive trading days, (ii) the daily trading volume for common stock exceeds 80,000 shares per trading day, subject to certain adjustments, for thirty (30) consecutive trading days and (iii) there is an effective registration statement under the Securities Act covering the resale of the shares of common stock issuable upon the exercise of the warrant, then the combined company shall cancel the unexercised portion of the warrant for consideration equal to $0.001 per share of common stock underlying the warrant.

Loan and Security Agreement and Warrant Agreement

On June 11, 2015, the Company entered into a Loan and Security Agreement (“LSA”) with Hercules Technology Growth Capital, Inc. (“Hercules”), for a term loan in a principal amount of $7,000. On June 15, 2015, following the completion of the Merger, Ruthigen signed a joinder agreement with Hercules making it a co-borrower under the LSA. The entire term loan was funded on June 16, 2015. The term loan is secured by substantially all of the combined company’s assets, excluding intellectual property.

The term loan bears interest at a floating annual rate equal to the greater of (i) 9.50% and (ii) the sum of (a) the prime rate as reported by The Wall Street Journal minus 3.25% plus (b) 8.50%. The Company is required to make interest payments in cash on the first business day of each month, beginning on July 1, 2015. Beginning on August 1, 2016, the Company will be required to make monthly payments on the first business day of each month consisting of principal and interest based upon a 30-month amortization schedule, and any unpaid principal and interest is due on the maturity date of July 1, 2018. Upon repayment of the term loan, the Company is also required to pay an end of term charge to the Lenders equal to $245.

The Company may elect to prepay all, but not less than all, of the outstanding principal balance of the term loan, subject to a prepayment fee of 1% - 3%, depending on the date of repayment. Contingent on the occurrence of several events, the Company may elect to pay, in whole or in part, any regularly scheduled installment of principal up to an aggregate maximum amount of $1,000 by converting a portion of the principal into shares of the Ruthigen Common Stock at a price of $11.73 per share. Hercules may elect to receive payments in Ruthigen Common Stock by requiring Ruthigen to effect a conversion option whereby Hercules can elect to receive a principal installment payment in shares of Ruthigen Common Stock based on a price of $11.73 per share, subject to an aggregate maximum principal amount of $1,000.

The credit facility includes affirmative and negative covenants. The affirmative covenants include, among others, covenants requiring the Company to maintain its legal existence and governmental approvals, deliver certain financial reports and maintain insurance coverage. The negative covenants include, among others, restrictions on transferring collateral, incurring additional indebtedness, engaging in mergers or acquisitions, paying dividends or making other distributions, making investments, creating liens, selling assets, and undergoing a change in control, in each case subject to certain exceptions. In general, the Term Loan prohibits the Company from (i) repurchasing or redeeming any class of capital stock, including common stock or (ii) declaring or paying any cash dividend or making a cash distribution on any class of capital stock, including common stock.

In connection with the making of the term loan, the Company agreed that Hercules shall have the right to purchase up to $1,000 of securities, under terms and conditions equal to those afforded to other investors, in the event that Ruthigen conducts a private placement for $10,000 or more of securities after the closing date.

On June 16, 2015, in connection with the LSA, Ruthigen granted to Hercules a warrant to purchase 25,150 shares of Ruthigen Common Stock at an exercise price of $8.35 per share. The warrants are exercisable in whole or in part any time prior to the expiration date of June 16, 2020. In the event the warrants are not fully exercised, upon the expiration date any outstanding warrants will be automatically exercised for shares of Ruthigen Common Stock on a net basis. If the fair market value of one share of Ruthigen Common Stock is greater than the exercise price of the warrant, in lieu of exercising the warrant for cash, Hercules may elect to convert all or a portion of the warrant into Ruthigen Common Stock on a net basis.

B-18

Palladium Advisory Agreement

On June 16, 2015, the Company paid Palladium $1,080 in commissions, based on a percentage of the unencumbered cash acquired in the Merger (Note 4), a percentage of the amount borrowed under the term loan (Note 7) and a percentage of the cash proceeds raised by the Company in connection with the Merger.

Consulting Agreements

On June 15, 2015, Ruthigen entered into consulting agreements with a consulting firm and two associated individuals for services relating to business development, strategic relationships and strategic planning. The agreements were contingent upon the completion of the Merger. The term of the agreements commenced upon the closing of the Merger and expire on August 31, 2016. On June 15, 2015, in connection with the closing of the Merger, the Company issued a total of 100,000 shares of unregistered restricted common stock to the three parties as consideration for services to be provided under the agreements as well as services previously provided. The shares are restricted and cannot be sold or transferred until the contract term has ended. Although the stock was issued as compensation for future services, under the terms of the agreements, the issuance of the stock was issued as nonrefundable and without recourse.

Material Transfer Agreement

On June 9, 2015, the Company amended its Material Transfer Agreement (the “MTA”) with Mylan N.V. (“Mylan”). The original MTA, entered into on November 5, 2013. The focus of the MTA is to further the development of PUR0200, the Company’s clinical stage bronchodilator therapy candidate. Under the MTA, the Company has agreed to share materials for the research and development of PUR0200 and Mylan has agreed to share the results of such research activities. Under the amended terms of the MTA, the MTA terminates on June 30, 2016 or sooner upon 30 days written notice by either party. Additionally under the amended agreement the Company is eligible to receive up to $77 in expense reimbursement to cover the costs to manufacture materials that are transferred under the MTA.

B-19